UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2026

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-4448	36-0781620
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	BAX (NYSE)	New York Stock Exchange
1.3% Global Notes due 2029	BAX 29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Joel Grade as CFO; Appointment of Anita Zielinski as Interim CFO

On March 16, 2026, Baxter International Inc. (the “Company”) announced that, as of such date (the “Transition Date”), Joel Grade’s service as Executive Vice President and Chief Financial Officer (“CFO”) of the Company has ceased and, as of such date, Mr. Grade has transitioned into a non-executive officer role and will continue employment with the Company in an advisory capacity through April 30, 2026.

Subject to Mr. Grade’s compliance with the terms of a Confidential Transition and Separation Agreement entered into with the Company effective March 15, 2026 (the “Separation Agreement”), including certain release requirements and restrictive covenant obligations, he is entitled to receive severance benefits under the qualifying termination provisions of the Company’s Executive Severance Plan for Group 1 Executives as described in the Company’s Preliminary Proxy Statement on Schedule 14A filed on March 13, 2026 under “Potential Payments Upon Termination or Following a Change in Control–Executive Severance Plan” (and the amounts set forth in the corresponding “Involuntary Termination without Cause” columns). Mr. Grade’s transition and separation was not the result of any disagreement with Company management or the Company’s board of directors relating to the Company’s operations, policies or practices.

In connection with these announcements, the Company announced that, effective as of the Transition Date, the Board appointed Anita Zielinski, the Company’s Senior Vice President and Chief Accounting Officer, as interim CFO of the Company. Ms. Zielinski will also continue to serve in her current role and retain her responsibilities as Senior Vice President, Chief Accounting Officer and Controller while the Company undertakes an executive search process for a permanent CFO.

Ms. Zielinski, 52, joined the Company in 2025 as Senior Vice President, Chief Accounting Officer and Controller. Before joining the Company, she worked for Sysco Corporation (“Sysco”) for seven years, most recently, beginning in 2022, as the Senior Vice President and Chief Financial Officer, US Foodservice Operations, and prior to that as Senior Vice President and Chief Accounting Officer. Prior to Sysco, Ms. Zielinski spent more than 20 years at Ernst & Young LLP, including as an audit partner. Ms. Zielinski holds a bachelor’s degree of business administration from Texas A&M University and is a Certified Public Accountant licensed in the state of Texas.

Ms. Zielinski does not have any family relationships with any of the Company’s directors or executive officers, there are no arrangements or understandings between Ms. Zielinski and any other persons pursuant to which she was selected as an officer, and there are no transactions between Ms. Zielinski and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with Ms. Zielinski’s appointment, the Company entered into amended compensation arrangements with Ms. Zielinski providing the following additional compensation that is commensurate with her additional duties as interim CFO: a payment of $50,000 per month for each month Ms. Zielinski serves in this capacity, and a one-time special award of restricted stock units with a value of $250,000 on the first quarterly off-cycle grant date on or after the Transition Date, which will be scheduled to vest on the third anniversary of the grant date.

Item 7.01	Regulation FD Disclosure

On March 16, 2026, the Company issued a press release announcing, among other things, Mr. Grade’s transition and the appointment of Ms. Zielinski as the Company’s interim CFO. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01, including Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except in the event that the Company expressly states that such information is to be considered filed under the Exchange Act or incorporates it by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release Dated March 16, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAXTER INTERNATIONAL INC.

Date: March 16, 2026	By:	/s/ Ellen K. Bradford
	Name:	Ellen K. Bradford
	Title:	Senior Vice President and Corporate Secretary